SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.______)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[] Preliminary Proxy Statement

[] Confidential, for Use of the Commission Only (as permitted by

Rule 14a-6(e)(2))

[] Definitive Proxy Statement

[X]       Definitive Additional Materials

[]	Soliciting Material under Rule 14a-12

Edward Jones Money Market Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]       No fee required.

[ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(4)

and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5. Total fee paid:

[ ]       Fee paid previously with preliminary proxy materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:

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2)       Form, Schedule or Registration Statement No.:

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3)       Filing Party:

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4)       Date Filed:

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Edward Jones Money Market Fund

The Shareholder Meeting Has Adjourned and We Have Not Received Your Response

PLEASE VOTE NOW – YOUR VOTE IS IMPORTANT

We recently sent you proxy materials regarding the Special Meeting of Shareholders of the Edward Jones Money Market Fund that was held on Dec. 9, 2016. The Fund's records indicate that we have not received your voting instructions. Your immediate response is needed on the important matters to be decided at the Special Meeting of Shareholders that has been adjourned to Dec. 21, 2016.

Voting is quick and will only take a few minutes of your time.

1- 855-723-7820

Please read the proxy statement and vote promptly.

The Fund offers three easy methods for you to vote:

VOTE BY PHONE	VOTE BY MAIL	VOTE ONLINE

Call 1-855-723-7820 Monday through Friday, 9:00 a.m. to 10:00 p.m. Eastern time to speak with a proxy specialist.

OR

If you have your proxy materials, call the number on your card and follow the touch-tone prompts to vote.

Return the executed proxy card in the postage-paid envelope provided so it is received before Dec. 21, 2016.

Visit www.proxyvote.com and enter the control number that appears on your proxy card. Follow the on-screen prompts to vote.

OR

If you are enrolled in Edward Jones Online Access, visit the Documents, Proxies & Other Shareholder Materials tab to review the proxy materials and complete your voting card.

Thank you for voting.